As filed with the Securities and Exchange Commission on November 13, 1998

                                                       Registration No. 33301048

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                            POST-EFFECTIVE AMENDMENT

                                    NO. 1 TO

                            REGISTRATION STATEMENT ON

                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                           GREG MANNING AUCTIONS, INC.
             (Exact name of Registrant as Specified in its Charter)

                                    New York
         (State or Other Jurisdiction of Incorporation or Organization)

                                   22-2365834
                     (I.R.S. Employer Identification Number)

                               775 Passaic Avenue
                         West Caldwell, New Jersey 07006
                                 (973) 882-0004
              (Address of Registrant's principal executive offices)

                           GREG MANNING AUCTIONS, INC.
                       1993 STOCK OPTION PLAN, AS AMENDED
                            (Full title of the plan)

                                  Greg Manning
                           Greg Manning Auctions, Inc.
                               775 Passaic Avenue
                         West Caldwell, New Jersey 07006
                     (Name and Address of Agent for Service)

                                 (973) 882-0004
           Telephone Number, Including Area Code of Agent for Service

                                     PART II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference in this Post-Effective Amendment to Registration Statement the following documents:

         (a) The Registrant's latest annual report on Form 10-KSB, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Registrant's latest fiscal year.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Exchange Act, which contains a description of the Company's securities, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interest of Named Experts and Counsel.

         Legal matters relating to the securities offered hereby have been passed upon for the Registrant by Kramer, Levin, Naftalis LLP, New York, New York, which has rendered an opinion as to the validity of the securities being registered hereby. Scott S. Rosenblum is a partner of that firm and is a director of the Company.

Item 6.  Indemnification of Directors and Officers.

         Reference  is  made  to  Section   402(b)  of  the  New  York  Business
Corporation Law (the "NYBCL"), which enables a corporation in its original certificate or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except for the liability of any director if a judgment or other final adjudication adverse to him establishes that (i) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled or (iii) his acts violated Section 719 of the NYBCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions). The Registrant's Restated Certificate of Incorporation contains provisions permitted by Section 402(b) of the NYBCL.

         Reference also is made to Section 722 of the NYBCL which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and necessarily incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A New York corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         The Registrant's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the fullest extent permitted by the NYBCL. The Registrant has obtained liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         EXHIBITS, LIST AND REPORTS ON FORM 10-KSB FOR THE YEAR ENDED JUNE 30, 1998

     Exhibit
        No.                                         Description
        ---                                         -----------

      3.1 Restated Certificate of Incorporation of Registrant. Incorporated by reference to Exhibit 3(a) to the Company's Form SB-2, Registration Number 33-55792-NY, dated May 14, 1993 (the "1993 Form SB-2").

      3.2   By-laws,  as amended,  of Registrant.  Incorporated  by reference to
            Exhibit 3(b) to the 1993 Form SB-2.

      5.1   Opinion  of  Kramer,  Levin,  Naftalis,   Nessen,  Kamin  &  Frankel
            regarding legality of securities being registered (including consent). Incorporated by reference to Exhibit 5.1 to the Company's Registration Statement on Form S-8, Registration Number 33301048, dated February 5, 1996.

      10.1 1993 Stock Option Plan. Incorporated by reference to Exhibit 10(a) to the 1993 Form SB-2 and incorporated by reference to Exhibit A to the Proxy Statement of the Company dated January 31, 1994.

      10.2 Employment Agreement between Greg Manning and Registrant dated as of May 14, 1993. Incorporated by reference to Exhibit 10(b) to the Form SB-2 and incorporated by reference to Exhibit 4.1 to Form 10-QSB of the Company for the period ended December 31, 1995, dated February 13, 1996, as amended.

      10.3 Second Amendment to Employment Agreement between Greg Manning and Registrant, dated as of September 11, 1997.

      10.4 Employment Agreement between William T. Tully and Registrant, dated as of May 14, 1993. Incorporated by reference to Exhibit 10(c) to the form 1993 Form SB-2 and incorporated by reference to Exhibit
            10.26 to Form 10-QSB of the Company for the period ended December 31, 1993 and dated February 22, 1994.

      10.5 Inventory Acquisition and Non Competition Agreement between Collectibles Realty Management, Inc. and Registrant, dated as of July 1, 1993. Incorporated by reference to Exhibit 10(e) to the 1993 Form SB-2.

      10.6 Financial Consulting Agreement with JWCharles Securities, Inc. and Corporate Securities, Inc. Incorporated by reference to Exhibit 10(f) to the 1993 Form SB-2.

      10.7 Registration Rights Agreement dated November 4, 1994, among the Company and the holders of restricted stock. Incorporated by reference to Exhibit 10.1 of the Company's Report on Form 8-K, dated November 4, 1994.

      10.8 Shareholder's Common Stock Purchase Warrant,dated November 4, 1994, among the Company and the Selling Shareholders. Incorporated by reference to Exhibit 10.2 of the Company's Report on Form 8-K, dated November 4, 1994.

      10.9 Placement Agent's Common Stock Purchase Warrant, dated November 4, 1994, among the Company and JW Charles Securities, Inc. and Corporate Securities Group, Inc. Incorporated by reference to
            Exhibit 10.3 of the Company's Report on Form 8-K, dated November 4, 1994.

      10.10 Demand Promissory Note, dated June 1, 1995, of Greg Manning Auctions, Inc. (Maker) to Brown Brothers Harriman & Co. (Holder). Incorporated by reference to Exhibit 10.1of the Company's Report on Form 8-K, dated May 26, 1995.

      10.11 Demand Promissory Note, dated June 3, 1996, of Greg Manning Auctions, Inc. (Maker) to Brown Brothers Harriman & Co. (Holder). Incorporated by reference to Exhibit 10.10 of the Company's Report on Form 10-KSB for the year ended June 30,1996.

      10.12 General Security Agreement, dated May 26, 1995, from Greg Manning Auctions, Inc. to Brown Brothers Harriman & Co. Incorporated by reference to Exhibit 10.2 of the Company's Report on Form 8-K, dated May 26, 1995.

      10.13 Guaranty, dated May 26, 1995, from Greg Manning Auctions, Inc. and Ivy & Mader Philatelic Auctions, Inc. to Brown Brothers Harriman & Co. Incorporated by reference to Exhibit 10.3 of the Company's Report on Form 8-K, dated May 26, 1995.

      10.14 Secured Promissory Note, dated November 19, 1996, by Greg Manning Auctions, Inc., as maker, in favor of Brown Brothers Harriman & Co., as payee. Incorporated by reference to Exhibit 10.1 of the Company's Report on Form 8-K, dated December 4, 1996.

      10.15 Form of Stock Purchase Agreement, in connection with the offering made pursuant to the exemption from registration provided by Regulation S under the Securities Act of 1933. Incorporated by reference to the Company's Report on Form 8-K, dated July 3, 1995.

      10.16 Form of Purchase Warrant, in connection with the offering made pursuant to the exemption from registration provided by Regulation S under the Securities Act of 1933. Incorporated by reference to the Company's Report on Form 8-K,dated July 3, 1993.

      10.17 1997 Stock Option Plan. Incorporated by reference to Exhibit A to the Proxy Statement of the Company dated October 28, 1997. 23.1 Consent of Price Waterhouse LLP. Incorporated by reference to
            Exhibit 5.1 to the Company's Registration Statement on Form S-8, Registration Number 33301048,dated February 5, 1996.

      23.2  Consent of Amper Poliziner & Mattia.*

      24.1  Power of Attorney (included on signature page)

---------------------
* Filed herewith

Item 9.  Undertakings

         (a) The undersigned Registrant hereby undertakes:

         (1)  To  file,   during  any  period  in  which  it  offers  or  sells,
post-effective   amendments  or  further   post-effective   amendments  to  this
Registration Statement and Post-Effective Amendment to:

         Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-8 and authorizes this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, in the City of West Caldwell, State of New Jersey, on November 13, 1998.

                                        GREG MANNING AUCTIONS, INC.


                                        By:/s/ Greg Manning
                                           --------------------
                                        Greg Manning, Chairman, President
                                        and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Greg Manning his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all further amendments to this Post-Effective Amnedment to Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title(s)                                        Date
---------                         --------                                        ----

/s/ Greg Manning              Chairman of the Board,  President and        November 13, 1998
----------------              Chief Executive Officer (Principal
Greg Manning                  Executive Officer)


/s/ James A. Smith            Chief Financial Officer                      November 13, 1998
------------------            (Principal Financial Officer)
James A. Smith


/s/ William T. Tully          Director, Executive Vice President and       November 13, 1998
--------------------          Chief Operating Officer
William T. Tully, Jr.


/s/ Anthony Bongiovanni       Director
-----------------------
Anthony Bongiovanni                                                        November 13, 1998


/s/ Scott S. Rosenblum        Director
----------------------
Scott S. Rosenblum                                                         November 13, 1998